UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 5, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Potential Sale by Provident Energy Trust of its Interests in BreitBurn Energy Partners L.P.

On February 5, 2008, BreitBurn Energy Partners L.P. (the “Partnership”) issued a press release announcing that it has been informed that Provident Energy Trust (“Provident”) has undertaken a planning initiative process and, as part of that process, will seek to sell its holdings in various BreitBurn entities, which include its holdings in the Partnership.

Provident currently owns, through its subsidiaries, 14,404,962 common units representing limited partnership units of the Partnership (“Common Units”), representing 21.49% of the Common Units. Provident also indirectly owns a 95.55% interest in BreitBurn GP, LLC (“BreitBurn GP”), the general partner of the Partnership. The remaining 4.45% of BreitBurn GP is owned indirectly by Randall H. Breitenbach and Halbert S. Washburn, the Co-Chief Executive Officers and Directors of BreitBurn GP. BreitBurn GP owns a 0.66% general partner interest in the Partnership. BreitBurn GP does not hold any incentive distribution rights or similar interests.

There is no restriction in the Partnership’s partnership agreement on the ability of Provident to transfer its Common Units or its ownership interest in BreitBurn GP to a third party.  While Provident has announced its intention to seek buyers for its interest in BreitBurn GP and its Common Units and while the Board of Directors and management of BreitBurn GP are working with Provident to facilitate the process and to respond to proposals while minimizing the impact on the Partnership, the Board of Directors of BreitBurn GP has not itself initiated a sales process of any other interests in the Partnership.

In a Schedule 13D/A filed by Provident on February 5, 2008, Provident stated that as a result of certain changes in Canadian tax laws and business considerations of Provident, Provident is currently evaluating various strategic alternatives with respect to its investments in the Partnership, which if completed could result in, among other things, the sale of all or a portion of the Common Units beneficially owned by Provident. Provident also stated that it is possible that among the various strategic alternatives that may be evaluated by Provident would be one or more possible transactions that, if completed, could result in an extraordinary corporate transaction (that is a merger or reorganization of the Partnership). Provident stated that it was unable to state whether any such a proposal is likely, whether such a proposal, even if made, would be approved by Provident or, if approved, whether it would be completed. Provident has informed the Partnership’s management that there is no certainty that Provident’s process will result in any changes to its ownership in the Partnership.

Potential Sale by Provident Energy Trust of its Interests in BreitBurn Energy Company L.P.

Provident also indirectly owns a 96.017% interest in BreitBurn Energy Company L.P. (“BreitBurn Energy”). The remaining ownership interest in BreitBurn Energy is owned indirectly by Randall H. Breitenbach and Halbert S. Washburn. BreitBurn Energy, which is the predecessor of the Partnership, is a separate U.S. subsidiary of Provident and is not a part of the Partnership. BreitBurn Energy’s assets consist primarily of producing and non-producing crude oil reserves, together with associated real property, located in Los Angeles, Orange and Santa Barbara counties in California.

At the time of the Partnership’s initial public offering in October of 2006, Provident, BreitBurn Energy, the Partnership and their general partners entered into an Omnibus Agreement which, among other things, required that in the event that BreitBurn Energy wished to sell any of its U.S. properties it would first offer those properties for sale to the Partnership. The right of first offer provision provides for a 45-day negotiation period during which the parties may negotiate the price and terms of a sale from BreitBurn Energy to the Partnership. In December 2007, BreitBurn Energy offered the Partnership the opportunity to purchase all of the oil and gas assets of BreitBurn Energy. The Partnership and the independent directors of BreitBurn GP, acting as BreitBurn GP’s Conflicts Committee, evaluated BreitBurn Energy’s offer. BreitBurn Energy and the Partnership were unable to reach agreement as to the price for the interests offered within the negotiation period, which expired February 4, 2008. With the expiration of the offer, Provident may conduct a process to sell its interests in the oil and gas properties owned by BreitBurn Energy to third parties in accordance with the terms of the Omnibus Agreement, which grants the Partnership certain future rights to participate in any auction process.

Impact on BreitBurn Energy Partners L.P. of a Potential Sale by Provident Energy Trust of its Interests in BreitBurn Energy Partners L.P. and BreitBurn Energy Company L.P.

Provident may transfer its ownership interests in the Partnership to a third party without the consent of the Partnership’s unitholders.  Furthermore, there is no restriction in the Partnership’s partnership agreement on the ability of Provident to transfer its equity interest in BreitBurn GP to a third party, resulting in a change in control of BreitBurn GP and the Partnership.  In the event of such a transfer, the new equity owner of BreitBurn GP would then be in a position to replace the Board of Directors and officers of BreitBurn GP with its own choices and to influence the decisions taken by the Board of Directors and officers of BreitBurn GP. If the new equity owner of BreitBurn GP changes the Board of Directors and officers of BreitBurn GP, the new management could effect changes to the Partnership's business strategies, distributions and general business that could be different than those pursued by current management of BreitBurn GP. Depending upon the actual structure of a potential sale of Provident’s ownership interests in the Partnership, if any, costs may be incurred by the Partnership in conjunction with a sale such as those related to the triggering of change in control provisions in employment agreements and under benefit plans, obtaining a waiver under or renegotiating the Partnership’s credit facility, obtaining consents, if any, and other possible expenses. When aggregated with the other public and private sales and exchanges of interests in the Partnership, a sale by Provident may cause a technical tax termination of the Partnership.

Benefit Plans. In the event of a change in control involving BreitBurn GP, there would be an acceleration of vesting of certain grants of incentive units of the Partnership granted under the Partnership’s long term incentive plan and held by executive officers of the Partnership. The payment schedule for these incentive units would not change and the acceleration would not result in an additional cost to the Partnership. In the event that a change in control resulted in a termination of employment for the executive officers of the Partnership subject to employment agreements, or in the event that such a change gave such executives good reason to terminate their employment, and assuming that such termination had occurred on February 8, 2007, the Partnership’s management estimates that the severance and benefits payable to the executive officers of the Partnership under their employment agreements would have been approximately $5.8 million in the aggregate. Of this amount, approximately $3 million would have been allocable to the Partnership utilizing the allocation factor of 51% applicable during 2007 as described below. In addition, in the event of such a termination, a significant portion of the executive officers’ outstanding Partnership phantom units valued at approximately $14.2 million would be accelerated and distributed. Under the Partnership’s long term incentive plan, most grants made under the plan vest and become payable upon a change in control of BreitBurn GP. Benefits payable to all employees who perform services for the Partnership other than the executive officers discussed above would be approximately $5.3 million in the aggregate, all of which amount would be allocable to the Partnership. While the Partnership’s management has made reasonable assumptions regarding the amounts payable, the amounts allocable to the Partnership in the event of a termination, change in control or other transaction may be higher than the estimates discussed above.

Management Costs. Both the Partnership’s and BreitBurn Energy’s assets are managed by BreitBurn Management Company (“BMC”). Direct charges incurred with respect to the separate properties of each company are charged by BMC directly to that entity. Indirect costs are allocated between the two entities based on a percentage recommended by BMC's management and approved by the boards of directors of each of the general partners of the Partnership and BreitBurn Energy. This percentage represents the estimate of BMC's management of the relative management and other resources utilized by each entity and was developed by evaluating such factors as relative production, capital programs and lease operating costs.  The allocation percentage applicable to the Partnership for 2007 was 51%. This allocation percentage is currently under review due to the Partnership’s growth during 2007 and may change in 2008, which change may result in an increase in the percentage allocable to the Partnership. BMC is obligated under the Administrative Services Agreement with the Partnership to allocate compensation expense between the Partnership and BreitBurn Energy in good faith and, in the context giving rise to such payments, BMC may take into consideration circumstances relevant to such determination. As a result, there is no assurance that the Partnership would not be allocated a greater percentage of such costs in the event of the termination of employment of an executive officer, a change in control or other transaction.

In the event that BreitBurn Energy is sold to an unaffiliated third party that elects to have the BreitBurn Energy assets managed and operated by an entity other than BMC, certain direct and indirect general and administrative expenses at BMC that are currently reimbursed by BreitBurn Energy, will be borne by the Partnership. Management of the Partnership has conducted a preliminary review of the likely impact of a third party sale of BreitBurn Energy and believes, absent workforce or other reductions, the Partnership would incur as much as $7.5 million annually in additional general and administrative expenses. These expenses consist primarily of costs related to employees who provide services to both the Partnership and BreitBurn Energy. Management anticipates that these employees would remain with BMC and provide the Partnership with capacity to continue to grow with an experienced and stable workforce.

Credit Agreement. A change in management or control of the Partnership would also constitute an event of default under the four year, $1.5 billion amended and restated revolving credit facility among BreitBurn Operating L.P. (“OLP”), as borrower, and the Partnership and its wholly owned subsidiaries, as guarantors, and Wells Fargo Bank, N.A., Credit Suisse Securities (USA) LLC and a syndicate of banks (the “Amended and Restated Credit Agreement”). As of February 8, 2008, approximately $353 million in indebtedness was outstanding under the Amended and Restated Credit Agreement. The Partnership intends to seek to obtain a waiver from the lenders under the Amended and Restated Credit Agreement or to renegotiate the terms of the Amended and Restated Credit Agreement in the event of a change in management or control resulting from a potential sale by Provident of its interests in the Partnership. There can be no assurance as to whether such waiver can be obtained or as to the terms on which the Partnership might be able to renegotiate the Amended and Restated Credit Agreement.

Potential Tax Termination. The Partnership will be considered to have terminated for federal income tax purposes if a sale by Provident, when aggregated with all other sales of interests in the Partnership, including the trading activity of the Common Units in the public and private markets, constitutes a sale or exchange of 50% or more of the total interests in the capital and profits of the Partnership within a twelve-month period. A sale by Provident may alone represent a sale or exchange of up to an approximate 22% interest in the Partnership’s capital and profits. If a termination of the Partnership for federal income tax purposes occurs, the termination will, among other things, result in the closing of the Partnership’s taxable year for all unitholders. A constructive termination will likely result in (i) the Partnership filing two tax returns (and unitholders receiving two Schedules K-1) for one fiscal year, (ii) a deferral of depreciation deductions allowable in computing our taxable income, and (iii) a requirement that the Partnership make new tax elections.

A substantial amount of the Partnership’s Common Units may be sold in the future, which could reduce the market price of the outstanding Common Units.

A substantial number of the Partnership’s securities are unregistered restricted securities, which may be sold in the future either pursuant to Rule 144 under the Securities Act of 1933 (the “Securities Act”) or pursuant to registration statements filed with the Securities and Exchange Commission (the “SEC”) that the Partnership has agreed to use its commercially reasonable efforts to cause to become effective. The SEC recently adopted revisions to Rule 144 under the Securities Act to shorten the holding period for the resale of restricted securities by non-affiliates from two years to six months for reporting companies including the Partnership, provided that current public information is available relating to the Partnership. After a holding period of one year, non-affiliates may resell without restriction and affiliates may resell in compliance with the volume, current public information and manner of sale requirements of Rule 144. For example, Provident as an affiliate will be able to resell its 14,404,962 Common Units in compliance with such requirements of Rule 144. These revisions will be effective on February 15, 2008.

The Partnership completed two private offerings to institutional investors of an aggregate of 7,030,244 Common Units in May 2007. The institutional investors that are not affiliates of the Partnership will be able to sell their Common Units pursuant to Rule 144 under the Securities Act beginning on February 15, 2008. In addition, the Partnership agreed to file a registration statement with the SEC covering the resale of the Common Units. The Partnership has agreed to use its commercially reasonable efforts to cause the registration statement to become effective no later than February 23, 2008. The Partnership has filed a registration statement pursuant to this agreement, which has not yet become effective. If the shelf registration statement is not effective by February 23, 2008, then the Partnership must pay the institutional investors liquidated damages.

On November 1, 2007 in connection with its acquisition of assets and equity interests from Quicksilver Resources Inc., or Quicksilver, the Partnership completed a private offering to institutional investors of 16,666,667 Common Units. The Partnership agreed to file a registration statement with the SEC covering the resale of the Common Units. The Partnership has not yet filed a registration statement pursuant to this agreement. The Partnership agreed to use its commercially reasonable efforts to cause the registration statement to become effective no later than August 2, 2008. If the shelf registration statement is not effective by August 2, 2008, then the Partnership must pay the institutional investors liquidated damages.

Also in connection with its acquisition of assets and equity interests from Quicksilver, the Partnership issued 21,347,972 Common Units to Quicksilver in a private placement. The Partnership agreed to file a registration statement covering the Common Units with the SEC. The Partnership has agreed to use its commercially reasonable efforts to cause the registration statement to become effective no later than October 31, 2008. The Partnership has not yet filed a registration statement pursuant to this agreement. If the shelf registration statement is not effective by October 31, 2008, then the Partnership must pay Quicksilver liquidated damages. Quicksilver has agreed that it will not sell any of the Common Units issued in connection with the acquisition prior to November 1, 2008. From and after November 1, 2008 and until six months thereafter, Quicksilver may sell up to fifty percent (50%) of the Common Units that it acquired in the private placement.

Each of the private placements discussed above was made without registration under the Securities Act, in reliance on the exemption from the registration requirements for transactions not involving a public offering contained in Section 4(2) of the Securities Act.

Under the Partnership’s partnership agreement, BreitBurn GP and its affiliates, including Provident, have registration rights relating to the offer and sale of any Common Units that they hold, subject to certain limitations.

Sales by any of our existing unitholders of a substantial number of our Common Units, or the perception that such sales might occur, could have a material adverse effect on the price of our Common Units or could impair our ability to obtain capital through an offering of equity securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC, its general partner

Date: February 12, 2008	By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer